UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2026

INSEEGO CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38358	81-3377646
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9710 Scranton Road, Suite 200

San Diego, California 92121

(Address of principal executive offices) (Zip Code)

(858) 812-3400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	INSG	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Overview

On October 1, 2026, Inseego Corp. (“Inseego”) and Nokia Solutions and Networks Oy (“Nokia”) completed the transactions (the “Closing”) contemplated by the previously announced Asset Purchase Agreement (the “Purchase Agreement”) and Subscription Agreement (the “Subscription Agreement”), each entered into between them on April 30, 2026 and described in the Current Report on Form 8-K filed by Inseego on April 30, 2026 (the “Signing 8-K”).

At the Closing, pursuant to the terms of the Purchase Agreement, Inseego purchased substantially all of the assets (the “Purchased Assets”) comprising Nokia’s fixed wireless access business (the “FWA Business”) for a purchase price consisting of 1,163,693 shares of Inseego’s common stock (“Common Stock”), warrants (the “Consideration Warrants”) to purchase an aggregate of 521,139 shares of Common Stock, and the assumption of certain liabilities of the FWA Business.

Also at the Closing, pursuant to the previously announced terms of the Subscription Agreement, Nokia invested $10,000,000 in cash in Inseego, in consideration for which Inseego issued to Nokia 775,795 shares of Common Stock and warrants to purchase an aggregate of 290,569 shares of Common Stock (the “Subscription Warrants” and, collectively with the Consideration Warrants, the “Warrants”). In connection with the Closing, Inseego and Nokia agreed to revise the exercise price of the Warrants to $4.26, representing the 30-trading day volume weighted average price of the Common Stock for the period ended September 25, 2026. As a result of the Closing, Nokia holds approximately an 11% ownership interest in Inseego, not including the exercise of the Warrants.

In addition to the completion of the transactions described above, pursuant to an amendment to the Purchase Agreement entered into on September 30, 2026 (as further described below), Nokia will also make an additional cash payment of $10,000,000 to Inseego by October 15, 2026, in support of Inseego’s engineering investment to drive the interoperability between Inseego’s device OS and cloud offerings and certain of Nokia’s technology ecosystems over the year following the Closing.

Item 1.01	Entry into a Material Definitive Agreement.

The disclosure set forth in the “Explanatory Overview” is incorporated by reference into this Item 1.01.

On September 30, 2026, Inseego and Nokia entered into Amendment No. 1 to the Asset Purchase Agreement (the “Amendment”). Pursuant to the Amendment, among other things, the parties agreed to the additional cash payment described above.

Pursuant to the terms of the Purchase Agreement and the Subscription Agreement, at the Closing, Inseego issued to Nokia the Warrants. The Consideration Warrants are exercisable to purchase an aggregate of 521,139 shares of Common Stock and the Subscription Warrants are exercisable to purchase an aggregate of 260,569 shares of Common Stock, in each case at an exercise price of $4.26 per share (subject to adjustment for stock dividends, stock splits and similar events) for a period expiring on October 1, 2030. The Consideration Warrants are exercisable for cash, and the Subscription Warrants are exercisable for cash or on a cashless exercise basis, at the option of the holder.

Pursuant to the terms of the Purchase Agreement, at the Closing, Inseego and Nokia entered into a Lock-Up Agreement (the “Lock-Up Agreement”) pursuant to which Nokia agreed not to transfer any of the shares of Common Stock issued pursuant to the terms of the Purchase Agreement or the Subscription Agreement, any of the Warrants, or any shares of Common Stock underlying the Warrants (collectively, the “Securities”), subject to limited exceptions, for a period of (i) with respect to 50% of each type of the Securities, one year following the Closing and (ii) with respect to the remaining 50% of each type of the Securities, two years following the Closing. In addition, Inseego and Nokia entered into a Registration Rights Agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, Inseego agreed to file a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) within one year of the Closing in order to effect a registration for the resale by Nokia of the shares of Common Stock issuable pursuant to the terms of the Purchase Agreement and the Subscription Agreement, as well as the shares of Common Stock underlying the Warrants. The Registration Rights Agreement also grants Nokia certain demand and “piggyback” registration rights and will require Inseego, under certain circumstances, to assist with underwritten offerings for the Securities.

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The foregoing descriptions of the Amendment, the Consideration Warrants, the Subscription Warrants, the Lock-Up Agreement and the Registration Rights Agreement are not complete and are subject to and qualified in their entireties by reference to the full text of such agreements, copies of which are filed as Exhibits 2.1, 4.1, 4.2, 10.1 and 10.2 to this Current Report on Form 8-K.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Explanatory Overview” and the information contained in response to Item 1.01 of this Current Report is incorporated by reference into this Item 2.01.

On October 1, 2026, Inseego and Nokia completed the transactions contemplated by the Purchase Agreement, including the acquisition of the Purchased Assets by Inseego. As consideration for the Purchased Assets, Inseego issued to Nokia 1,163,693 shares of Common Stock and the Consideration Warrants, and assumed certain liabilities relating to the FWA Business.

The foregoing description of the acquisition of the Purchased Assets pursuant to the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement which was filed with the SEC as Exhibit 2.1 to the Signing 8-K and is incorporated herein by reference, as amended by the Amendment.

As set forth in the Signing 8-K, the Purchase Agreement, as amended by the Amendment, governs the contractual rights between the parties in relation to the transactions contemplated thereby. The Purchase Agreement and the Amendment have been filed as exhibits to the Signing 8-K and this Current Report on Form 8-K, respectively, to provide investors with information regarding the terms thereof and are not intended to provide, modify or supplement any information about Inseego, the FWA Business, Nokia or any of their respective subsidiaries or affiliates, or their respective businesses. In particular, the Purchase Agreement, as amended by the Amendment, is not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to Inseego, the FWA Business, or Nokia. The warranties contained in the Purchase Agreement and the Amendment have been negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. The representations and warranties may also be subject to contractual standards of materiality that may be different from those generally applicable under the securities laws. For the foregoing reasons, the representations and warranties should not be relied upon as statements of factual information. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement and/or the Amendment, which subsequent information may or may not be fully reflected in Inseego’s public disclosures.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth in the “Explanatory Overview” and the information set forth in Items 1.01 and 2.01 of this Current Report with respect to the Securities issued at the Closing pursuant to the Purchase Agreement and the Subscription Agreement is incorporated by reference into this Item 3.02. The Securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state or other jurisdiction, and were offered in reliance upon the exemption from registration afforded by Section 4(a)(2) under the Securities Act and/or Regulation D promulgated thereunder and, as applicable, corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering. Nokia represented and warranted to Inseego that it is an “accredited investor” as such term is defined in Regulation D promulgated under the Securities Act.

Item 7.01	Regulation FD Disclosure.

On October 1, 2026, Inseego and Nokia issued a press release announcing the Closing. A copy of the press release is attached to this current report on Form 8-K as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

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The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of Inseego under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information of the information in this Item 7.01, including Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The financial statements of the FWA Business required by Item 9.01(a) of Form 8-K are intended to be filed by an amendment to this Current Report no later than 71 days after the due date of this Current Report.

(b)	Pro Forma Financial Information.

The unaudited pro forma financial information required by Item 9.01(b) of Form 8-K are intended to be filed by an amendment to this Current Report no later than 71 days after the due date of this Current Report.

(d) Exhibits.

The following Exhibits are filed with this Report:

Exhibit No.	Description
2.1*	Amendment No. 1 to Asset Purchase Agreement, dated October 1, 2026, between Nokia Solutions and Networks Oy and Inseego Corp.
4.1**	Common Stock Purchase Warrant, dated October 1, 2026.
4.2**	Common Stock Purchase Warrant, dated October 1, 2026.
10.1	Lock-Up Agreement, dated October 1, 2026.
10.2	Registration Rights Agreement dated October 1, 2026, between Inseego Corp. and Nokia Solutions and Networks Oy.
99.1	Press Release dated October 1, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request. In addition, certain portions of this agreement have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. An unredacted copy of the agreement will be furnished to the SEC upon request.

** Certain portions of this agreement have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. An unredacted copy of the agreement will be furnished to the SEC upon request.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

INSEEGO CORP.

Date: October 1, 2026	By:	/s/ Steven Gatoff
Steven Gatoff
Chief Financial Officer

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